                                  EXHIBIT 23.2

David T.
  Thomson P.C.                                       Certified Public Accountant
              ==================================================================



                        CONSENT OF INDEPENDENT ACCOUNTANT

To The Board of Directors
Tengasco, Inc.
(Formerly Onasco Companies, Inc.)

I have issued my report dated April 14, 1995, accompanying the financial statements of Tengasco, Inc., (Formerly Onasco Companies, Inc.) for the years ended December 31, 1994, 1993 and 1992 included in the Registration Statement (Form SB-2) and the related Prospectus (the Registration Statement) of Tengasco, Inc. for the registration of 384,368 share of its common stock. I Consent to the use of my report, as stated above, in the Registration Statement and I consent to the reference to me under the captions "experts" and "Changes in and Disagreements with Accountants on Accounting and Financial Disclosures".


David T. Thomson P.C.

/s/ David T. Thomson P.C.

Salt Lake City, Utah
July 28, 1997



    180 South 300 West, Suite 329, Salt Lake City, Utah 84101 (801) 328-3900